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                                                                    Exhibit 4(m)

                          FORM OF WARRANT CERTIFICATE*
                          (Face of Warrant Certificate)



[Form of Legend if Offered Securities   Prior to                 , this warrant
with Warrants that are not immediately  Certificate cannot be transferred or
detachable.                             exchanged unless attached to a [Title
                                        of Offered Securities].]

[Form of Legend if Warrants are not     Prior to                , Warrants
immediately exercisable.                evidenced by this Warrant Certificate
                                        cannot be exercised.]

                    EXERCISABLE ONLY IF COUNTERSIGNED BY THE
                        WARRANT AGENT AS PROVIDED HEREIN

                                 MOTOROLA, INC.
                              WARRANTS TO PURCHASE
                          [TITLE OF WARRANT SECURITIES]

      VOID AFTER 5 P.M., NEW YORK CITY TIME, ON ___________________________

No. _____________________                         _____________________ Warrants

          This certifies that [                or registered assigns is the
registered] [the bearer hereof is the] owner of the above indicated number of Warrants, each Warrant entitling such owner (if Offered Securities with Warrants that are not immediately detachable --. subject to the [bearer] [registered owner] qualifying as a "holder" of this Warrant Certificate, as hereinafter defined] to purchase, at any time [after 5 P.M. New York City time, on
and] on or before 5 P.M., New York City time, on              , $
principal amount of [Title of Warrant Securities] (the "Warrant Securities"), of Motorola, Inc. (the "Company") issued and to be issued under the Indenture (as hereinafter defined), on the following basis: [during the period from
  , through and including                , each Warrant shall entitle the holder
thereof, subject to the provisions of the Warrant Agreement under which these Warrants are issued, to purchase from the Company the principal amount of Warrant Securities stated above in this Warrant Certificate at the exercise
price of $          , plus [accrued amortization of the original issue discount]
[accrued interest] from _________________; [during the period from
, through and including                 , the exercise price of each Warrant
will be ________________

- ---------------
     * For Debt Securities

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any, from the most recent date from which interest shall have been paid on the plus [accrued amortization, if any, of the original issue discount] [accrued interest], if Warrant Securities or, if no interest shall have been paid on the Warrant Securities, from ______________;] [in each case, the original issue discount will be amortized at a __ percent annual rate, computed on an annual basis using the "interest method and using a 360-day year consisting of twelve 30-day months] (the "Warrant Price"). [The original issue discount for each __________ principal amount of Warrant Securities is ___________.] The holder may exercise the Warrants evidenced hereby by providing certain information set forth on the back hereof and by paying in full [in lawful money of the United States of America] [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case, [by bank wire transfer] in [immediately available] [next-day] funds, the Warrant Price for each Warrant exercised to the Warrant Agent (as hereinafter defined) and by surrendering this Warrant Certificate, with the purchase form on the back hereof duly executed, at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent"), [or ___________], which is, on the date hereof, at the address specified on the reverse hereof, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined).

          The term "holder" as used herein shall mean (if Offered Securities with Warrants that are not immediately detachable --, prior to _______ ( the "Detachable Date"), the registered owner of the Company's [title of Offered Securities] to which this Warrant Certificate is initially attached and after such Detachable Date,] [the bearer of this Warrant Certificate] [the person in whose name at the time of this Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section
4.01 of the Warrant Agreement].

          Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Securities in [registered] [bearer] form in denominations of ______________ and any integral multiples thereof. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

          This Warrant Certificate is issued under and in accordance with the Debt Warrant Agreement dated as of __________________ (the "Warrant Agreement") by and between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at ___________________].


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          [If Offered Securities with Warrants that are not immediately detachable -- Prior to _________________, this Warrant Certificate may be exchanged or transferred only together with the [Title of Offered Securities] (the "Offered Securities") to which this Warrant Certificate was initially attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security. After such date, transfer] [if Offered Securities with Warrants that are immediately detachable -- Transfer] [If registered Warrants - of this Warrant Certificate shall be effected by delivery and the Company and the Warrant Agent [or _____________] for Warrant Certificates representing the same aggregate number of warrants.

          This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of the Warrant Securities, including, without limitation, the right to receive payments of principal of, premium, if any, or interest, if any, on the Warrant Securities or to enforce any of the covenants of the Indenture.

          This Warrant Certificate shall not be valid or obligatory for any purpose until countersigned by the Warrant Agent.

          Dated as of ____________________.

                                   MOTOROLA, INC.

                                   By: ______________________________

Attest:

By: ____________________________

Countersigned:


________________________________
As Warrant Agent


By: ____________________________
     Authorized Signature


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                        [REVERSE OF WARRANT CERTIFICATE]

                      INSTRUCTIONS FOR EXERCISE OF WARRANT


          To exercise the Warrants evidenced hereby, the holder of this Warrant Certificate must pay in United States dollars [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer] [by bank wire transfer] in [immediately available] [next-day] funds the Warrant Price in full for each of the Warrants exercised to [insert name of Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent] [Corporate Trust Department] [insert address of Warrant Agent], Attn. _____________________ [or _________________], which [payment] [wire transfer] must specify the name of the holder and the number of Warrants exercised by such holder. In addition, such holder must complete the information required below [including the applicable certification with respect to Warrant Securities in bearer form), and present this Warrant Certificate in person or by mail (certified or registered mail is recommended) to the Warrant Agent at the appropriate address set forth below. This Warrant Certificate, completed and duly executed, must be received by the Warrant Agent within five business days of the [payment] [wire transfer].

                     TO BE EXECUTED UPON EXERCISE OF WARRANT

          The undersigned hereby irrevocably elects to exercise _____ Warrants, evidenced by this Warrant Certificate, to purchase ___ principal amount of the [Title of Warrant Securities] (the "Warrant Securities") of Motorola, Inc. and represents that the undersigned has tendered payment for such Warrant Securities in Dollars [applicable currency] [in cash or by certified check or official bank check or by bank wire transfer, in each case] [by bank wire transfer] in [immediately available] [next-day] funds to the order of Motorola, Inc., c/o [insert name and address of Warrant Agent], in the amount of __________ in [insert name and address of Warrant Agent] in the amount of _________ in accordance with the terms hereof. The undersigned requests that said amount of Warrant Securities be in [bearer] [fully registered] form in the authorized denominations, registered in such names and delivered all as specified in accordance with the instructions set forth below. [However, unless otherwise designated by the Company, Warrant Securities in bearer form shall be delivered to or upon the order of the holder of such Warrant Certificate only outside the United States and its possessions.]


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          If the number of Warrants exercised is less than all of the Warrants evidenced hereby, the undersigned requests that a new Warrant Certificate representing the remaining Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instruction below.

Dated: ________________________    Name ___________________________

- -------------------------------    Address ________________________
(Insert Social Security or Other           ________________________
Identifying Number of Holder)      (Signature must conform in all respects
Signature Guaranteed               to name of holder as specified on the
- -------------------------------    of this Warrant Certificate and must
                                   bear a signature guarantee by a bank,
                                   trust company or member broker of the
                                   New York Stock Exchange)

          The Warrants evidenced hereby may be exercised at the following addresses:

By hand at ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

By mail at ____________________________________________________________

           ____________________________________________________________

           ____________________________________________________________

           [Instructions as to form and delivery of Warrant Securities and, if applicable, Warrant Certificates evidencing
                unexercised Warrants -- complete as appropriate.]


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                      [IF REGISTERED WARRANTS] - ASSIGNMENT

                  [FORM OF ASSIGNMENT TO BE EXECUTED IF HOLDER
                 DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY]


          FOR VALUE RECEIVED ____________________________ hereby sells, assigns and transfers unto

________________________________   _______________________________
(Please print name)           (Please insert social security or
                              other identifying number)
________________________________
(Address)

________________________________
(City, including zip code)

the warrants represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ______________ as Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

                              _______________________________
                              Signature

                              (Signature must conform in all respects to name of holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a bank, trust company or member broker of the New York Stock Exchange)

Signature Guaranteed

________________________________


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